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                                                                      Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39770) pertaining to the 401(k) Investment Plan of United Rentals, Inc. of our report dated December 14, 2001, with respect to the financial statements and schedules of the United Rentals, Inc. 401(k) Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                           /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
June 25, 2002